Exhibit 3.3

Fax:                                Mar 26 2010 03:59pm   P001/002

DEPARTMENT OF TREASURY
Division of Revenue
Business Support Services, Commercial Recording
P.O. Box 308
Trenton, NJ 08646
Session Number: 2274738

Acknowledgement Printed; 03/26/2010

SHIP TO:	ROBERT E HOLDSWORTH
ENERGY EDGE TECHNOLOGIES CORP 33 CHESTNUT TRAIL
FLEMINGTON, NJ 08822

Thank you for your recent work request. The following information summarizes all work requests processed and the associated fees.

If your work was rejected, it is imperative that you include this form or a copy when resubmitting corrected documents or if you are requesting a refund. This will assist us in verifying payment and the original date the work request was submitted. Call us at (609) 292-9292 if you have any questions regarding this notice.

1.	Customer Number: 687557
2.	Account Number:
3.	Session Number: 227473B , Session Date: 03/26/2010
4.	User ID: 78
5.	Comments On Work Request:
6.	Received Date: 03/26/2010
7.	Number of Rejected Jobs: 0

Method of Payment: Credit Card

Job 1 :                                                      Job Completion Status: C   CLOSED (JOB OR SESSION)
Session Number: 2274738
Work Description:  FORMDT   CERTIFICATION OF AMENDMENT AND FORMATION
Job Number:   4126681
Filing Number:   100919297
Processed Date:   26-MAR-10
Entity Name:   ENERGY EDGE TECHNOLOGIES CORPO
Comments On Job:

FEE CODE	FEE DESCRIPTION	FEE	QTY	TOTAL
AMENDB	AMENDMENT LLC AND LLP FAX COPY	100.00	1	$100.00
CPCHRG	TRANSMITTAL CHARGES EXPEDITED	1.00	2	$2.00
LLPEX2	INCREMENT- LLC/LLP	25.00	1	$25.00
			JOB TOTAL:	$127.00
			COMPLETED JOB TOTAL	$127.00

OFFICIAL RECEIPT    *** THIS IS NOT A BILL***

* Please retain a copy for your records to verify check and credit card billing.

REG-C-EA	STATE OF NEW JERSEY	Mail to: PO Box 308
(08-05)	DIVISION OF REVENUE	Trenton, NJ 08646
BUSINESS ENTITY AMENDMENT FILING
fee required

Complete the following information and sign in the space provided. Please note that once filed, the information on this page is considered public. Refer to the instructions for delivery/return options, filing fees and field-by-field requirements.  Remember to remit the appropriate fee amount for this filing. Use attachments if more space is required for any field, or if you wish to add articles for the public record.

A. Business Name: Energy Edge Technologies Corporation	FILED MAR 26 2010 STATE TREASURER
          Business Entity NJ 10-digit ID number:    0     1   0   0   9   1  9   2   9   7

B.     Statutory Authority for Amendment:   14A:9-2(4) & 14A:9-4(3)(See Instructions for List of Statutory Authorities)

C.     ARTICLE   5 OF THE CERTIFICATE of the above referenced business is amended to read as follows. (If more space is necessary, use attachment)
The aggregate number of shares which the corporation shall have the authority to issue are: 100,000,000 shares at a par value of 0.00001 per share.

D.     Other Provisions: (Optional)

E.     Date Amendment was Adopted:        3/26/10

F.	CERTIFICATION OF CONSENT/VOTING: (If required by one of the following laws cited, certify consent/voting)
N.J.S.A. 14A:9-1 et seq. or N.J.S.A I5A:9-1 et seq. Profit and Non-Profit Corps. Amendment by the Incorporators
[ ] Amendment was adopted by unanimous consent of the Incorporators.

N.J.S.A 14A:9-2(4) and 14A:9-4(3), Profit Corps. Amendment by the Shareholders
[x]    Amendment was adopted by the Directors and thereafter adopted by the shareholders.
Number of shares outstanding at the time the amendment was adopted 1,500    , and total number of shares entitled to vote thereon 1,500 If applicable, list the designation and number of each class/series of shares entitled to vote:

List votes for and against amendment, and if applicable, show the vote by designation and number of each class/series of shares entitled to vote:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
1,500	0

** If the amendment provides tor the exchange, reclassification, or cancellation of issued shares, attach a statement indicating the manner in which same shall be effected.

N.J.S.A. 15A:9-4, Non-profit Corps., Amendment by Members or Trustees
The corporation has [ ]   does not have [ ]  members.
If the corporation has members, indicate the number entitled to vote _________ , and how voting was accomplished:

[ ] At a meeting of the corporation. Indicate the number VOTING FOR_____and VOTING AGAINST_____.  If any class(es) of members may vote as a class, set forth the number of members in each class, the votes for and against by class, and the number present at the meeting:

Class	Number of Members	Voting for Amendment	Voting Against Amendment

[ ] Adoption was by unanimous written consent without a meeting.

If the corporation does not have members, indicate the total number of Trustees ______________, and how voting was accomplished:

[ ] At a meeting of the corporation. The number of Trustees VOTING FOR _______and VOTING AGAINST_______.
[ ] Adoption was by unanimous written consent without a meeting.

G.     AGENT/OFFICE CHANGE
New Registered Agent:_______________________________________________________
Registered Office: ( Must be a NJ street address)
Street                                                                                             City                                    Zip

 The above-signed certifies that the business entity has complied with all applicable NJ statutory filing requirements